Exhibit 10.23

Supplementary Agreement No. 1

to Long-Term Lease Agreement w/o No. dated August 04, 2020

(novation agreement)

Moscow	October 09, 2020

Internet Solutions Limited Liability Company, a legal entity incorporated and existing in accordance with the laws of the Russian Federation, registered by Interdistrict Inspectorate No. 46 of the Federal Tax Service for Moscow on September 24, 2002 with the Primary State Registration Number (OGRN) 1027739244741, INN 7704217370, KPP 770301001, with its registered office located at: 123112, Moscow, Presnenskaya nab., 10, Premises i, Floor 41, Room 6, represented by Geil Alexander Vladimirovich, acting under Power of Attorney 77 AG 4342333 dated June 17, 2020, certified by Moscow Notary Yu.V. Krylova, Protocol No. 77/719-n/77-2020-1-1182, hereinafter referred to as the Lessee, for one part, Internet Logistics Limited Liability Company, a legal entity incorporated and existing in accordance with the laws of the Russian Federation, registered by Interdistrict Inspectorate No. 12 of the Federal Tax Service for the Tver Region on December 27, 2007 with the Primary State Registration Number (OGRN) 1076949002261, INN 6949003359, KPP 694901001, with its registered office located at: 170540, Tver Region, Kalininsky District, Burashevskoye rural settlement, Borovlevo-2 industrial area, complex 1 A, represented by Sokolov Andrey Vitalyevich, acting under Power of Attorney 77 AG 5131747 dated September 22, 2020 certified by Moscow Notary Yu.V. Krylova, Protocol No. 77/719-n/77-2020-3-980, hereinafter referred to as the Former Lessor, for the second part, and Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital), a legal entity incorporated and existing according to the laws of the Russian Federation, registered by Interdistrict Inspectorate No. 46 of the Federal Tax Service for Moscow with the Primary State Registration Number (OGRN) 1107746374262, INN 7709853192, KPP 770201001, with its registered office located at: Russian Federation, 129090, Moscow, Botanichesky Lane, 5, having License No. 21-000-1-00810 dated April 21, 2011 for management of investment funds, mutual investment funds, and private pension funds, issued by the Federal Service for Financial Markets, represented by General Director Sheveleva Oksana Viktorovna, acting under the Articles of Association, hereinafter referred to as the Lessor, for the third part, hereinafter collectively referred to as the Parties and individually as the Party, have entered into this Supplementary Agreement (hereinafter referred to as the Supplementary Agreement) to the Long-Term Lease Agreement w/o No. dated August 04, 2020 (hereinafter referred to as the Agreement) as follows:

1.    Due to transfer of the title to immovable and movable property (hereinafter the Facility), located at: Tver Region, Kalininsky District, Burashevskoye rural settlement, Borovlevo-2 industrial area, complex No. 1 A, and leased under the Agreement, from Internet Logistics Limited Liability Company to Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital), based on the Real Estate Sale and Purchase Agreement dated September 25, 2020 made between the Former Lessor on the Seller’s part and the Lessor on the Buyer’s part (hereinafter referred to as the Sale and Purchase Agreement), which is evidenced by the registration entry made in the Unified State Register of Immovable Property, all the rights and obligations of the Former Lessor under the Agreement on the basis of Clause 1 of Article 617, Subclause 5 of Clause 1 of Article 387 of the Civil Code of the Russian Federation, have passed to the Lessor.

2.    Due to transfer of the title to the Facility, the Parties agreed to replace the party (Lessor) under the Agreement by Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital), and to amend the Agreement accordingly, including the following:

2.1.    In the Recitals and throughout the whole text of the Agreement, replace the name of the Former Lessor, Internet Logistics Limited Liability Company (in the relevant cases and declensions), by the name of the Lessor - Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital). Replace the address and details of the Former Lessor in the Agreement by the address and details of the Lessor specified in Clause 12 of the Supplementary Agreement.

2.2.    The Parties have agreed to amend Clauses 6.1. and 6.2. of the Agreement to read as follows:

“6.1. Term of the Agreement. This Agreement shall become effective for the Parties upon signature thereof, namely from August 04, 2020, for third parties - upon state registration thereof, and shall be valid until September 30, 2030 (inclusive) (the “Agreement Expiry Date”). The Agreement expiry/termination shall not relieve the Parties from proper performance of their obligations hereunder and the liability for violation hereof, all settlement obligations of the Parties as in effect as of the Agreement Expiry Date shall remain in force and shall be valid until performance thereof by the Parties;

6.2.    Lease Period. The Lease Period shall commence on the date of the Acceptance Certificate execution and shall expire on September 30, 2030 (inclusive) (the “Lease Period Expiry Date”), subject to the provisions of Clause 6.1 hereof.”.

2.3.    The Parties have agreed to amend Clause 10.6. of the Agreement to read as follows:

“10.6. Subject to Article 613 of the Civil Code of the Russian Federation, the Lessor hereby notifies the Lessee that:

•

in relation to the Facility a pledge/mortgage will be registered in favor of … by virtue of Article 69.1 of Federal Law No. 102-FZ dated July 16, 1998 On Mortgage (Real Estate Pledge) on the basis of the Real Estate Sale and Purchase Agreement dated September 25, 2020 and Non-revolving Loan Facility Agreement No. … dated … made between the Lessor and …;

•

a mortgage agreement will be made between the Lessor as the Mortgagor and … as the Mortgagee (to secure the above Non-revolving Loan Facility Agreement No. … dated …) and to which the Lessor will pledge the Facility pursuant to the terms of the said agreement. In such case, the Lessee shall provide the staff of the Mortgagee with unimpeded access to the Facility during the Lessee’s working hours to conduct scheduled inspections”.

2.4.    The term “Lease Payment” shall be rephrased as follows:

“Lease Payment means a fee for temporary possession and use of the Facility, and includes: the Basic Lease Payment, the Additional Part of the Lease Payment, the Variable Part of the Lease Payment, Operating Expenses of the Lessor, and is described in more detail in Section 7 hereof. The Lease Payment is subject to charge and payment according to the provisions hereof”.

2.5.    The term “Certificate of Delineation of Operational Responsibilities” shall be rephrased as follows:

“Certificate of Delineation of Operational Responsibilities and Expenses of the Parties means a document which determines delineation of responsibilities and obligations of the Parties regarding repair, maintenance and management of the Facility (including the Utilities) and which is given in Appendix No. 3 hereto (Clause 19.8.3)”.

2.6.    The term “Utilities” shall be rephrased as follows:

“Utilities” means: the utilities consumed by the Lessee at the Facility, to be determined subject to the metering devices reading regarding power supply and provided/reserved power, water supply (if the respective contract is signed), water discharge (if the respective contract is signed), gas supply, or (if metering devices are not installed) in proportion to the Facility area under the tariffs established by the respective providers of the Utilities”.

2.7.    The term “Lessor’s Operating Expenses” shall be rephrased as follows:

“Lessor’s Operating Expenses” means the service fee being part of the Lease Payment and payable by the Lessee, and determined according to Clause 7.1.4. hereof”.

2.8.    The Parties have agreed to amend the third subparagraph from the bottom of Clause 3.1 of the Agreement to read as follows:

“The fact of lack of the fixed SPZ (sanitary protection zones) at the Facility, and also the fact of lack of the fixed (established) SPZ at other facilities from which SPZ are actually or may be established for the Facility.”.

2.9.    The Parties have agreed to amend Clause 4.1.3. of the Agreement to read as follows:

“4.1.3. in case of performance of any Works of the Lessee, the Lessee shall obtain the prior written consent of the Lessor (which consent shall not be unreasonably withheld); the said consent shall be provided within a period of no less than ten (10) business days and no more than twenty (20) business days upon receipt of the request, subject to the Lessee’s submission of all necessary documentation, including, inter alia, the design documentation (except for the Lessee’s Works which performance is necessary and urgent due to threat to human life/health). The Lessor shall not be entitled to refuse coordination of the Lessee’s Works to the Lessee (except that there is a danger of the Facility destruction) if the Lessee assumed the obligation before the Lease Term expiry/early termination to return the Facility in the state existing prior to performance of the respective Works of the Lessee. The Lessee shall legitimize the alterations/re-equipment made by it, and shall do it using its own efforts and at its own expense (including making amendments to the data contained in the Unified State Register of Immovable Property, arranging cadastral registration, drafting the utility line diagrams, floor plans and the legends (if applicable)), and the Lessor shall vest the Lessee with necessary authority and be ready to render other required assistance therein.”.

2.10.    The Parties have agreed to amend Subclauses A and B of Clause 5.1 of the Agreement to read as follows: “5.1. A) Independently maintain the Facility, including electrical installations, heating, air conditioning and ventilation systems, fire-fighting equipment and fire-fighting systems, and all other utilities, devices and equipment in proper condition and in compliance with all statutory and standard technical rules and regulations, carry out proper current repairs.

In such case, the Lessee shall on its own sign an agreement with a specialized company for systems and equipment maintenance. If the Lessee improperly performs the systems and equipment maintenance and does not eliminate the violations within the period agreed upon by the Parties, and does not contest thereof, the Lessor shall have the right to independently maintain these systems and equipment with charging the documented expenses to the Lessee.

In case of the Lessee’s disagreement, the Parties shall have the right to engage an independent expert (selected upon their mutual agreement) to render a conclusion on the quality and proper maintenance of the Facility systems and equipment. If the independent expert’s conclusion confirms improper maintenance of the systems and equipment, the Lessor shall be entitled to independently maintain these systems and equipment with charging the documented expenses to the Lessee, including the costs of the independent expert.

B) In order to perform any Works of the Lessee at the Facility, the Lessee shall obtain the prior written consent of the Lessor (which consent shall not be unreasonably withheld), subject to the Lessee’s submission of all necessary documents in accordance with the requirements of the applicable law. The Lessee shall not be entitled to make a claim to reduce the Lease Payment for the period of repair or finishing works.”.

2.11.    The Parties have agreed to amend Clause 5.2.1. of the Agreement to read as follows:

“5.2.1. maintain the Facility on its own (or using third party efforts) and at its own expense in good condition (and appoint responsible employees, ensure systematic monitoring of the condition of the Facility and its Utilities located within its boundaries). examine once a year (together with representatives of the Lessor) technical condition of the Facility and the Utilities located within its boundaries and, if necessary, perform current repairs of the Facility and the Utilities located within its boundaries. The Lessee shall perform maintenance, operation, current repairs using its own efforts and at its own expense.

The Lessor shall have the right to conduct technical audit of the Facility (audit of the Lessee’s Operational Maintenance). In case the Lessee does not perform current repairs and the Lessee’s Operational Maintenance, the Lessor shall have the right, ten (10) business days after notification of the Lessee and in case the Lessee has not started the violation elimination and has not specified a reasonable deadline for completion of the violation elimination, to perform the said works (including the Lessee’s Operational Maintenance) either using its own efforts or efforts of the contractors, and the Lessee shall pay the cost thereof according to the open book principle within five (5) business days upon receipt of Lessor’s invoice. In such case, the Lessee shall: perform the Facility Maintenance/Lessee’s Operational Maintenance, as well as any other works at the Facility, including current repair of the Facility and the Utilities located within its boundaries, in accordance with the current specifications/requirements/regulations. In case the Facility Maintenance/Lessee’s Operational Maintenance and any other works at the Facility differ from the current specifications/requirements/regulations, they shall be subject to prior written agreement with the Lessor.”.

2.12.    The Parties have agreed to amend Clause 7.1, Subclauses 7.1.1. - 7.1.3. of the Agreement to read as follows:

“7.1. For the use of the Facility and for the use of the Parking Lot, the Lessee shall pay the Lease Payment to the Lessor during the entire Lease Period. The amount of the VAT rate, and the monthly amount of the Lease Payment (incl. of VAT), shall be determined in accordance with the tax rate effective on the date of the services provision (on the last day of the respective month), pursuant to Article 164, Chapter 21, of the Tax Code of the Russian Federation.

The Lease Payment includes:

7.1.1.    Basic Lease Payment. The total amount of the Basic Lease Payment is two hundred forty-four million two hundred and seventy-nine thousand rubles (RUB 244,279,000), with VAT payable separately, per year for the entire Facility.

7.1.2.    Additional Part of the Lease Payment - part of the Lease Payment equal to the cost of ongoing monitoring of the Facility condition, periodic survey thereof and inspection of the condition thereof, arranged by the Lessor no more than once a year, with the right to conduct a technical audit, in the amount of at least one million two hundred and fifty thousand rubles (RUB 1,250,000), with VAT payable separately, and no more than two million five hundred thousand rubles (RUB 2,500,000), with VAT payable separately, per year, based on the amount of actual costs of the Lessor to pay the said activities. At the same time, the Lessee shall allocate one (1) workplace at the Facility for the representative of the Lessor to conduct ongoing monitoring of the Facility condition.

Additional Part of the Lease Payment for each month of the lease shall be accrued and paid, based on the amount of one million two hundred and fifty thousand rubles (RUB 1,250,000), with VAT payable separately, per year, with subsequent adjustment, based on the amount of the actual costs of the Lessor to pay the said activities, within fifteen (15) business days upon issue of the invoice with the attached supporting documents.

7.1.3.    Variable Part of the Lease Payment, which means part of the Lease Payment equal to the Lessor’s cost of the utilities and services (delivered under the respective agreements) consumption of which by the Lessee shall be measured in accordance with actual consumption thereof at the tariffs/prices of the Utilities providers, namely: water supply service shall be measured by the meters installed at the Facility or under the subscription fee in accordance with the terms of the water supply contract and shall be paid by the Lessee to the Lessor in the amount of 100% of the cost of such service at the rates established by the respective Utilities providers, power supply service and the provided/reserved power shall be paid by the Lessee to the Lessor in the amount of 100% of the cost of such service established by the respective Utilities providers; gas supply service shall be paid by the Lessee to the Lessor in the amount of 100% of the cost of such service established by the respective Utilities providers; water discharge service (storm water, domestic sewage) (if applicable) shall be measured by the meters installed at the Facility or under the subscription fee in accordance with the terms of the relevant contract, shall be paid by the Lessee to the Lessor in the amount of 100% of the cost of such service established by the respective Utilities providers.

At the same time, the Parties have mutually agreed that the Lessee shall pay the Variable Part of the Lease Payment in the amount of the Lessor’s costs of the utilities consumed by the Lessee on the basis of the existing tariffs/prices established by the utilities providers.

Increase in the cost of utilities consumed by the Lessee on the basis of the existing tariffs/prices established by the utilities providers, which occurred due to the circumstances depending on the Lessor, shall not be payable by the Lessee, and shall be paid by the Lessor.

Upon the Lessee’s written request, the Lessor shall vest the Lessee with the necessary authority (power of attorney) to interact with power supply companies on behalf of the Lessor.

At the same time, the Parties have mutually agreed that the Lessee shall not compensate the Lessor for the penalties and fines charged to the Lessor by the utilities providers because of the Lessor’s violation of payment terms and procedure under the contracts with the utility providers. (remainder of text unchanged)”.

2.13.    The Parties agreed to renumber the clauses of the Agreement, namely Clause 7.2 shall be considered Clause 7.1.4, Clauses 7.2.1 - 7.2.3 shall be considered Clauses 7.1.4.1 - 7.1.4.3 respectively, and the first paragraph of Clause 7.1.4 of the Agreement shall be amended to read as follows:

“7.1.4.    Lessor’s Operating Expenses means the service fee being part of the Lease Payment payable by the Lessee, and will be incurred under the open book principle. The Lessee shall be entitled no frequently than once a year at the year-end to conduct audit of the Lessor’s expenses incurred by the latter as the owner of the lease item. The Lessor’s Operating Expenses include: (remainder of text unchanged)”.

2.14.    The Parties agreed to consider all references to Clauses 7.2, 7.2.1, 7.2.2, 7.2.3 of the Agreement to be amended in accordance with the changed numbering of the clauses specified in Clause 2.13 of this Supplementary Agreement.

2.15.    The Parties agreed to supplement the Agreement with Clause 7.1.5 to read as follows:

“7.1.5. The amount of the Lessor’s Estimated Operating Expenses shall be determined as follows:

7.1.5.1.    The Lessor shall determine the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.1 of the Agreement for each calendar year by or before April 01 of the calendar year for which the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.1 of the Agreement is determined, and shall communicate it to the Lessee by the respective Notice.

At the same time, the Parties agreed that for the period from the date of the Lessor’s title to the Facility until December 31, 2020 (inclusive) the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.1 of the Agreement shall be three million five hundred thousand rubles (RUB 3,500,000), with VAT payable separately, per month.

For each subsequent year, the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.1 of the Agreement shall be determined as the amount of the Lessor’s Actual Operating Expenses incurred in the year preceding the one for which the amount of the Lessor’s Estimated Operating Expenses is to be determined, increased by no more than fifteen percent (15%), except for the cases of changes in the Law which entail increase in the tax burden of the Facility owner, taking into account the increase in expenses caused by increase in the tax burden due to the statutory changes, in the event of which the restriction of increase specified in this clause shall not apply.

7.1.5.2.    The Lessor shall determine the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.2 of the Agreement for each calendar year by or before April 01 of the calendar year for which the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.2 of the Agreement is determined, and shall communicate it to the Lessee by the respective Notice.

If, for any of the subsequent years, the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.2 of the Agreement exceeds the amount of the Lessor’s Actual Operating Expenses specified in Clause 7.1.4.2 of the Agreement incurred by the Lessor in the year preceding the one for which the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.2 of the Agreement is to be determined, by more than fifty percent (50%), the Lessor shall, in consultation with the Lessee, review offers of the insurance companies regarding the Facility insurance, select an insurance company that meets the requirements of the Parties and offers insurance of the Facility at the lowest amount of insurance premium, and shall draw up a Notice on the Lessor’s Operating Expenses specified in Clause 7.1.4.2 of the Agreement, taking into account the offer of the selected insurance company.

7.1.5.3.    If the Lessor shall bear the Operating Expenses specified in Clause 7.1.4.3 of the Agreement, the Lessor shall determine the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.3 of the Agreement for each calendar year by or before April 01 of the calendar year for which the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.3 of the Agreement is to be determined and communicated to the Lessee by the respective Notice.

For each subsequent year, the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.3 of the Agreement shall be the amount equal to the amount of the Lessor’s Actual Operating Expenses specified in Clause 7.1.4.3 of the Agreement incurred by the Lessor in the year preceding the one for which the amount of the Lessor’s Estimated Operating Expenses specified in Clause 7.1.4.3 of the Agreement is to be determined, increased by no more than fifteen percent (15%), except for the cases of changes in the Law which entail increase in the payments set forth in Clause 7.1.4.3 of the Agreement, in the event of which the restriction specified in this clause shall not apply.

7.1.5.4.    Within ninety (90) calendar days after the end of each calendar year, the Lessor shall provide the Lessee with a copy of the Lessor’s Operating Expenses summary estimate (the Report). Such Lessor’s Report shall be final and shall not be subject to revision, except for material breach of the terms of this Lease Agreement, an error, identification by the audit of the documents confirming expenses that form the Lessor’s Actual Operating Expenses, unreasonable, overstated, irrelevant expenses.

Difference between the Lessor’s Actual Operating Expenses and the Lessor’s Estimated Operating Expenses (paid during the calendar year by the Lessee) for the previous calendar year shall be accrued in the fourth month of the current calendar year, and shall be payable to one Party by the other Party within ten (10) business days upon receipt of the claim for return or surcharge of the difference between the amounts of the Lessor’s Estimated Operating Expenses and the Lessor’s Actual Operating Expenses.

Upon expiry of the Lease Term, the difference between the Lessor’s Actual Operating Expenses and the Lessor’s Estimated Operating Expenses shall be returned to the Lessee within twenty (20) business days from the Lease Agreement Expiry Date or shall be paid by the Lessee to the Lessor within twenty (20) business days upon receipt of the respective Lessor’s invoice.

The Lessee shall have the right (upon prior coordination of the meeting time, and at the place in Moscow specified by the Lessor) to audit the documents supporting the expenses forming the Lessor’s Operating Expenses and determining the amount of the Lessor’s Actual Operating Expenses. The Lessee may conduct such audit no frequently than once a calendar year within ninety (90) days upon receipt of the Lessor’s Report for the previous calendar year and only in respect of such past calendar year.”

2.16.    The Parties agreed to amend Clause 7.3. of the Agreement to read as follows:

“7.3. The Lessee’s costs of the Facility Operational Maintenance, including, inter alia, maintenance of buildings/facilities being part of the Facility, including maintenance and current repairs of dock gates, dock levelers, and other utility infrastructure facilities (including fire-fighting equipment with the involvement of specialized organizations, sewage facilities, pumps, diesel-generator unit, boiler houses, gas pipelines, ventilation, cooling, etc.), current repair/restoration of asphalt coating, as well as garbage and/or snow removal, and/or related environmental payments or fees, if applicable, will be incurred directly by the Lessee. If the Lessee fails to perform the obligations stipulated by this clause of the Agreement, or performs the above obligations with poor quality, which is not contested by the Lessee, the consequences provided for in Clauses 5.2.1., 5.2.6 of the Agreement shall apply.

In case of the Lessee’s disagreement, the Parties shall have the right to engage an independent expert (selected upon their mutual agreement) to render a conclusion on the quality and proper maintenance of the Facility systems and equipment. If the independent expert’s conclusion confirms improper maintenance of the systems and equipment, the Lessor shall be entitled to independently maintain these systems and equipment with charging the documented expenses to the Lessee, including the costs of the independent expert. In this case, these reasonable and necessary expenses (Lessor’s expenses of the Facility systems and equipment maintenance) shall determine the amount of Additional Operating Expenses and be included in the Lease Payment. Additional Operating Expenses shall be accrued at the moment of elimination by the Lessor of improper maintenance of the Facility systems and equipment. The Lessee shall pay the Additional Operating Expenses in a lump sum within ten (10) business days upon receipt of the respective invoice.”.

2.17.    The Parties agreed to amend Clause 7.5.1. of the Agreement to read as follows:

“7.5.1. The Lease Payment consisting of the Basic Lease Payment, Additional Part of the Lease Payment, the Lessor’s Operating Expenses (determined by calculation) and the Variable Part of the Lease Payment (determined by calculation) shall be paid as follows:

A) Basic Lease Payment which amount is specified in Clause 7.1.1. hereof shall be paid in monthly advance payments for each calendar month of the Lease Period by or before the fifteenth (15) day of the month preceding the payable lease month (the Payment Day);

B) Additional Part of the Lease Payment specified in Clause 7.1.2. of the Lease Agreement shall be paid in equal monthly advance payments for each calendar month of the Lease Period by or before the fifteenth (15) day of the month preceding the payable lease month (the Payment Day) on the basis of the Notice and invoice from the Lessor;

C) Lessor’s Operating Expenses shall be paid in monthly advance payments for each calendar month of the Lease Period by or before the fifteenth (15) day of the month preceding the payable lease month (the Payment Day), and for the first four months of the calendar year the Lessor’s Operating Expenses shall be paid in the amount determined in the preceding year. Upon the Lessee’s receipt of the Notice on the Lessor’s Estimated Operating Expenses for the current calendar year, the Lessor’s Operating Expenses for the first four months shall be recalculated. The amount of the above recalculation shall be taken into account when paying the Lessor’s Estimated Operating Expenses for the fifth month of the calendar year and shall be charged in the fifth month of the calendar year;

D) Variable Part of the Lease Payment shall be paid in monthly advance payments for each calendar month of the Lease Period by or before the fifteenth (15) day of the month preceding the payable lease month (the Payment Day). The Variable Part of the Lease Payment shall be determined by calculation, by adding up the amounts of the Variable Part of the Lease Payment for the previous three months and dividing the amount received by three.

At the same time, the amount of the Variable Part of the Lease Payment at the end of the month shall be adjusted taking into account Clause 7.1.3 hereof: the overpayment shall be returned or credited to the payment of the next scheduled payment of the Variable Part of the Lease Payment, the underpayment shall be paid by the Lessee on the day of payment of the next scheduled payment of the Variable Part of the Lease Payment.”.

2.18.    The Parties agreed to amend Clause 7.5.2. of the Agreement to read as follows:

“7.5.2. The Lessor shall invoice the Lessee for payment of the Basic Lease Payment, the Additional Part of the Lease Payment, the Variable Part of the Lease Payment, the Lessor’s Operating Expenses specified in Clauses 7.1.4.1 to 7.1.4.3 of the Agreement, and for any other payments within five (5) business days before the payment date. Invoices shall be sent to the postal and email address of the Lessee specified in Clause 15.2 hereof. In case of non-receipt of the invoice or invoices, the Lessee shall in any case pay monthly the Basic Lease Payment, the Lessor’s Operating Expenses, and the Variable Part of the Lease Payment in the amount corresponding to the previous payment.”.

2.19.    The Parties agreed to amend Clause 7.7. of the Agreement to read as follows:

“7.7. The Lessee shall make payments under this Lease Agreement by wire transfer to the bank account specified by the Lessor herein, and the Lessor shall be entitled to change such bank account to another account in the Russian bank during the Lease Period by giving the Lessee a notice within five (5) business days prior to the next payment date.”.

2.20.    The Parties agreed to amend Clause 7.8. of the Agreement to read as follows:

“7.8. All payments payable by the Lessee to the Lessor in accordance with this Lease Agreement are specified in this Lease Agreement excluding VAT, unless otherwise expressly provided hereby. The amount of the VAT rate, and the monthly cost of the services (inclusive of VAT), shall be determined in accordance with the tax rate effective on the date of the services provision (on the last day of the respective month), according to Article 164, Chapter 21, of the Tax Code of the Russian Federation.

If, in accordance with the law of the Russian Federation, the VAT amount is increased after the date of payment of any advance payment made by the Lessee, the Lessee shall pay to the Lessor the difference between the effective VAT amount as of the date of advance payment made by the Lessee and the new VAT amount established in accordance with the law of the Russian Federation as of the date of shipment/payment. The VAT surcharge (up to the effective rate) will be specified in the relevant Lessor’s invoice and will be payable by the Lessee according to the same procedure as the payment amounts themselves. The Parties agreed that in any other case retrospective revision of the Lessee’s financial obligations, which is not provided for by this Agreement, shall not be carried out upwards.

If the VAT amount is decreased in accordance with the law of the Russian Federation after the date of payment of any payment made by the Lessee, as a result of which the Lessee has made an excess VAT payment, the Lessor shall set off such excess payment against future payments of the Lease Payment hereunder.”.

2.21.    The Parties agreed to amend Clause 7.9. of the Agreement to read as follows:

“7.9. In case the Lessee makes any payment hereunder which is subject to VAT, the Lessor shall issue a VAT-invoice/UTD to the Lessee within five (5) calendar days from the date of the event due to which the VAT-invoice is made, according to Clauses 1 and 2 of Article 6.1, Clause 3 of Article 168 of the Tax Code of the Russian Federation; in case of improper performance of this obligation by the Lessor, it shall compensate the Lessee for the losses arisen from the impossibility to accept the VAT to deduction due to lack of properly and timely issued VAT-invoice/UTD, and shall do it in the amount of VAT, which was subject to indication in the respective VAT-invoice/UTD, increased by twelve percent (12%) per annum.”.

2.22.    The Parties agreed to amend Clause 10.3. of the Agreement to read as follows:

“10.3. Lessor and Lessee’s Operational Maintenance

The Lessor shall provide the Lessor’s Operational Maintenance except for the Lessee’s Operational Maintenance which the Lessee shall perform in accordance with this Agreement, and the Lessee shall pay the Operating Expenses subject to the procedure and in the amount provided for herein.”.

2.23.    The Parties agreed to amend Clause 12.5. of the Agreement to read as follows:

“12.5 Regardless of other rights and remedies which the Lessee has under this Lease Agreement or under the law of the Russian Federation, if the Lessee terminates this Lease Agreement due to violation thereof by the Lessor, the Lessee shall have the right to demand payment from Tetis Capital, and Tetis Capital shall pay a penalty at its own expense in the amount equal to fourteen (14) monthly Basic Lease Payments (at the rates in effect at the time of the Lease Agreement termination) and, in addition to the penalty, reimburse the Lessee for its documented expenses of the Lessee’s Works.”.

2.24.    The Parties agreed to amend Clause 12.6. of the Agreement to read as follows:

“12.6. Regardless of other rights and remedies which the Lessor has under this Lease Agreement or under the law of the Russian Federation, if the Lessor terminates this Lease Agreement due to violation thereof by the Lessee, the Lessor shall have the right to demand payment from the Lessee, and the Lessee shall pay a penalty in the amount equal to fourteen (14) monthly Basic Lease Payments (at the rates in effect at the time of the Lease Agreement termination) and, in addition to the penalty, reimburse the Lessor for its documented expenses related to the Lessee’s failure to perform its obligations hereunder, and subject to Clause 7.12.1.11. hereof the amount of the Security Payment shall not be returned to the Lessee and shall remain in the Lessor’s possession as a penalty to be offset against payment of the penalty provided for in this clause but not in addition thereto.”

2.25.    The Parties agreed to amend Clause 12.8. of the Agreement to read as follows:

“12.8. Limitation of liability shall not apply to the liability of the Parties if due to faulty actions/omission of one of the Parties the Facility is partially damaged and/or destroyed, and the other Party, despite proper performance of its obligations to insure the Facility, is deprived of the opportunity to receive insurance compensation. The fault of the Party shall be proved by the other Party.”.

2.26.    The Parties agreed to amend Clause 17.2.3. of the Agreement to read as follows:

“17.2.3. professional consultants or auditors, as well as banks, appraisers of the Party; or”.

2.27.    The Parties agreed to amend Clause 2. of Appendix No. 2 to the Agreement to read as follows:

“2. The Lessor shall transfer and the Lessee shall accept hereunder the utilities and equipment specified in Appendices No. 1A, 1B and 1D to the Agreement.”.

2.28.    The Parties agreed to approve the amended Appendix No. 3 to the Agreement to read as Appendix No. 1 to this Supplementary Agreement “Certificate of Delineation of Operational Responsibilities and Expenses of the Parties”.

2.29.    The Parties agreed to supplement the Agreement with Appendix No. 9 “List of Documents Delivered to the Lessee” and to approve it as amended to read as Appendix No. 2 to this Supplementary Agreement.

3.    The Parties have determined that:

3.1.    The Former Lessor shall, within five (5) business days from the date of registration of the Lessor’s title to the Facility, return to the Lessee the Security Payment in the amount of sixty nine million one hundred fifty-four thousand two hundred and eighty-four rubles (RUB 69,154,284), inclusive of VAT worth eleven million five hundred twenty five thousand seven hundred and fourteen rubles (RUB 11,525,714), previously paid by the Lessee to the Former Lessor in accordance with Clause 7.12. of the Agreement.

3.2.    The Lessee shall pay to the Lessor the Security Payment in the amount of sixty nine million one hundred fifty-four thousand two hundred and eighty-four rubles (RUB 69,154,284), inclusive of VAT worth eleven million five hundred twenty five thousand seven hundred and fourteen rubles (RUB 11,525,714), within ten (10) business days from the date of registration of the Lessor’s title to the Facility in accordance with Clause 7.12. of the Agreement. The payment obligation not performed upon expiry of the specified period shall be deemed overdue.

4.    The Lessee shall pay the Lease Payment under the Agreement according to the following procedure: for the period from the date of the Agreement execution through the date preceding the date of occurrence of the Lessor’s title to the Facility - to the Former Lessor, for the period from the date of occurrence of the Lessor’s title to the Facility through the date of the Agreement term expiry - to the Lessor.

The Parties hereby agree that the Lease Payment for the period from August 04, 2020 through the date preceding the date of occurrence of the Lessor’s title to the Facility shall be paid by the Lessee to the Former Lessor within five (5) business days from the date of this Supplementary Agreement execution.

The Parties hereby agree that the Lease Payment for the period from the date of occurrence of the Lessor’s title to the Facility through October 31, 2020 shall be paid by the Lessee to the Lessor within five (5) business days from the date of this Supplementary Agreement execution.

At the same time, the Parties have determined that a Reconciliation Certificate shall be signed between the Former Lessor and the Lessee as of the date preceding the date of occurrence of the Lessor’s title to the Facility, and shall do it within five (5) business days from the date of registration of the Facility title transfer to the Lessor.

4.1.    From the date of the state registration of the Facility title transfer until the date of execution by the Lessor of the respective agreements with the utility (power and gas supply) providers in relation to the Facility, the Lessor shall compensate the Former Lessor for the cost of the consumed utilities, and within five (5) business days upon issue by the Former Lessor of the invoices/invoices with the documents supporting the facts of payment and services provision (certificates, invoices, VAT-invoices/universal transfer documents). The Lessor undertakes to sign the respective agreements with the utility (power and gas supply) providers. The Lessor shall notify the Former Lessor and the Lessee in writing of the execution of such agreement within three (3) business days from the date thereof. As of the date of the agreements with the utility (power and gas supply) providers, the Parties shall take and record the readings of the respective utilities meters.

5.    Starting from the date of this Supplementary Agreement, the Lessee shall transfer all payments established by the Agreement to the Lessor according to the details specified in this Supplementary Agreement.

6.    The Lessor assumes all rights and obligations of the Former Lessor arising from the Agreement in their entirety.

7.    This Supplementary Agreement is an integral part of the Agreement, and in any other cases not covered by this Supplementary Agreement the Parties shall be governed by the provisions of the Agreement.

8.    This Supplementary Agreement shall become effective and binding on the Parties from the day of signing thereof. The Supplementary Agreement applies to relations of the Parties that actually arose from the date of registration of transfer to the Lessor of the title to the last of the real estate items being part of the Facility.

9.    The records made by hand in the lines specifically provided for filling in the text of the Supplementary Agreement have been agreed upon and confirmed by the Parties. These records shall not be treated as additions.

10.    The Supplementary Agreement is made in four (4) identical copies having equal legal force, one for the Former Lessor, one for the Lessor, one for the Lessee, and one for the registration authority.

11.    State registration of this Supplementary Agreement, including the registration fees, shall be the responsibility of the Former Lessor.

12.    Addresses, Details and Signatures of the Parties:

Former Lessor:

Internet Logistics Limited Liability Company

Location/Postal address: 170540, Tver Region, Kalininsky District,

Burashevskoye rural settlement, Borovlevo-2 industrial area, complex No. 1 A

Lessor:

Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital)

Location/Postal address: Russian Federation, 129090, Moscow, Botanichesky Lane, 5 Contact:

Lessee:

Internet Solutions Limited Liability Company

Location: 123112, Moscow, Presnenskaya nab., 10, Premises i, Floor 41, Room 6

Appendices:

Appendix No. 1 “Appendix No. 3 to the Agreement “Certificate of Delineation of Operational Responsibilities and Expenses of the Parties”

Appendix No. 2 to the Agreement “Appendix to the Agreement “List of Documents Delivered to the Lessee”

For the Former Lessor                                                                      /signature/                                                           /A.V. Sokolov

/Seal: Internet Logistics Limited Liability Company/

For the Lessor                                                                                 /signature/                                                                   /Sheveleva O.V.

/Seal: Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital) OGRN 1107746374262INN 7709853192 103588 Moscow/

For the Lessee                                                                                /signature/                                                                   / Geil A.V.

/Seal: Internet Solutions Limited Liability Company , Reg.No. 103588 Moscow/